AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 11, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NBCUniversal Media, LLC

(Exact name of registrant as specified in its charter)

Delaware	14-1682529
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

30 Rockefeller Plaza

New York, New York 10112

(Address of Principal Executive Offices)

NBCUniversal 2011 Deferred Compensation Plan

(Full title of the plan)

Arthur R. Block

30 Rockefeller Plaza

New York, New York 10112

(Name and address of agent for service)

(212) 666-4444

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Deferred Compensation Obligations	$100,000,000	100%	$100,000,000	$11,590

(1)	The deferred compensation obligations to which this Registration Statement relates (the “Deferred Compensation Obligations”) arise under the NBCUniversal 2011 Deferred Compensation Plan (the “Plan”) and relate to obligations to pay deferred compensation in the future pursuant to compensation deferral elections made by participants in the Plan in accordance with the terms of the Plan. The Deferred Compensation Obligations incurred by NBCUniversal Media, LLC (the “Registrant”) under the Plan will be unsecured general obligations of the Registrant.
(2)	Estimated pursuant to rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

Registration of Additional Shares under NBCUniversal 2011 Deferred Compensation Plan

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional $100,000,000 of Deferred Compensation Obligations, which are securities of the same class and relate to the same employee benefit plan, the NBCUniversal 2011 Deferred Compensation Plan, as those securities registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission on November 3, 2011 (Registration No. 333-177681), which is hereby incorporated by reference.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

5.1	Opinion of Pepper Hamilton LLP re: legality of deferred compensation obligations

5.2	Opinion of Pepper Hamilton LLP re: ERISA compliance

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pepper Hamilton (contained in Exhibits 5.1 and 5.2)

24.1	Power of Attorney (contained in the signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 11, 2017.

NBCUNIVERSAL MEDIA, LLC

By:	NBCUNIVERSAL, LLC
its sole member

By:	/s/ Arthur R. Block
Name:	Arthur R. Block
Title:	Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Brian L. Roberts, Michael J. Cavanagh, Arthur R. Block, David L. Cohen and Lawrence J. Salva and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts Brian L. Roberts	Principal Executive Officer of NBCUniversal Media, LLC	January 11, 2017

/s/ Michael J. Cavanagh Michael J. Cavanagh	Principal Financial Officer of NBCUniversal Media, LLC; Director of NBCUniversal, LLC	January 11, 2017

/s/ Arthur R. Block Arthur R. Block	Director of NBCUniversal, LLC	January 11, 2017

/s/ David L. Cohen David L. Cohen	Director of NBCUniversal, LLC	January 11, 2017

/s/ Lawrence J. Salva Lawrence J. Salva	Principal Accounting Officer of NBCUniversal Media, LLC	January 11, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Pepper Hamilton LLP re: legality of deferred compensation obligations

5.2	Opinion of Pepper Hamilton LLP re: ERISA compliance

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Pepper Hamilton (contained in Exhibits 5.1 and 5.2)

24.1	Power of Attorney (contained in the signature pages hereto)